UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Special Shareholder Meeting to Approve Protective Charter Amendment

On August 20, 2018, the Board of Directors (the “Board”) of Ocwen Financial Corporation (the “Company” or “we”) approved convening a special meeting of the Company’s shareholders (the “2018 Special Meeting of Shareholders”) for the purpose of seeking shareholder approval of an amendment (the “Protective Amendment”) to the Company’s Amended and Restated Articles of Incorporation to protect certain tax assets of the Company. As previously described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), the Company has deferred tax assets in the U.S. and U.S. Virgin Islands jurisdictions in the form of net operating loss (“NOL”) carryforwards. As of June 30, 2018, the Company had NOL carryforwards of approximately $400 million, which the Company estimated to be worth approximately $60 million in potential tax savings under assumptions related to Ocwen’s various relevant jurisdictional tax rates (which assumptions reflect a significant degree of uncertainty). At each reporting date, the Company conducts periodic evaluations to assess positive and negative evidence to determine whether it is more likely than not that deferred tax assets can be realized in future periods. As a result of these evaluations, we recognized a full valuation allowance on our U.S. and U.S. Virgin Islands deferred tax assets, which we intend to maintain until there is sufficient positive evidence to support the reversal of all or some portion of these allowances.

The Company’s ability to utilize these tax assets to offset future taxable income may be significantly limited if the Company experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is presently evaluating whether it has experienced such an ownership change. To help protect the Company against a potential future ownership change, the Protective Amendment will void certain transfers of our common stock that would result in new holders of 5% or more of our outstanding common stock, as well as increased ownership of our common stock by existing 5% holders. Our Board would retain discretion to allow certain transfers that would not result in an ownership change under Section 382 of the Code, that would occur in connection with an acquisition or other strategic transaction, or that would otherwise be in the best interest of the Company. The Protective Amendment provides that it will expire after a period of two years from implementation, after which time the transfer restrictions will no longer be in effect.

The 2018 Special Meeting of Shareholders is expected to take place in November 2018. The Company will file a proxy statement with the SEC which will provide additional details relating to the Protective Amendment and the 2018 Special Meeting of Shareholders. The proxy statement will also be mailed to all shareholders of record as of the record date for the 2018 Special Meeting of Shareholders.

Resolution of Ginnie Mae Matter

In early August, the Company was formally notified by the Government National Mortgage Association (Ginnie Mae) that on the basis of information Ocwen provided to Ginnie Mae relating to its resolutions of the state cease and desist orders issued on or shortly after April 20, 2017, Ginnie Mae considers the matters cited in Ocwen’s previously disclosed July 2017 letter to Ocwen to be resolved.

Ginnie Mae’s letter constitutes the formal letter previewed in Ocwen’s Form 10-Q for the period ended June 30, 2018. The letter requires that Ocwen provide certain information and certifications to Ginnie Mae until such time as all conditions of Ocwen’s settlements with state regulators have been fully satisfied, as well as continued compliance with all of Ginnie Mae’s other requirements.

Important Additional Information and Where to Find It

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Special Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company, by security holdings or otherwise can be found in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders, filed with the SEC on April 19, 2018.

These documents are available free of charge at the SEC’s website at www.sec.gov. The Company intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Special Meeting of Shareholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2018 Special Meeting, including the schedules and appendices thereto. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AS WELL AS ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain copies of the proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Financial Information section of the Company’s corporate website under the “Shareholders” tab at www.ocwen.com or by contacting the Company’s Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, FL 33409 or by calling (561) 682 - 8000.

Forward-Looking Statements

Certain statements in this report constitute forward-looking statements within the meaning of the federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “intend,” “consider,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change, which has magnified such risks and uncertainties. You should bear these factors in mind when considering forward-looking statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. In the past, actual results have differed from those suggested by forward-looking statements, and this may happen again. You should consider all uncertainties and risks discussed or referenced in our reports and filings with the SEC, including those in our Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: August 21, 2018	By:	/s/ John V. Britti
John V. Britti
Chief Executive Officer